UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only

(as permitted by Rule 14A-6(e)(2))

☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to§240.14a-12

KYPHON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF

2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2005

To our Stockholders:

You are cordially invited to attend our 2005 Annual Meeting of Stockholders, which will be held at our principal executive offices located at 1221 Crossman Avenue, Sunnyvale, California 94089 on Thursday, June 16, 2005. We are holding the annual meeting for the following purposes:

1.	To elect three Class III directors to hold office until our 2008 Annual Meeting of Stockholders or until their respective successors have been duly elected or appointed;

2.	To ratify the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.	To transact any other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

These items of business to be transacted at the meeting are more fully described in the proxy statement, which is part of this notice.

The meeting will begin promptly at 2:00 p.m. PDT and check-in will begin at 1:30 p.m. PDT. Only holders of record of shares of our common stock at the close of business on April 20, 2005, the record date, are entitled to notice of and attend, and to vote at, the meeting and any adjournments or postponements of the meeting.

For a period of at least 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose germane to the meeting during normal business hours at our principal executive offices located at 1221 Crossman Avenue, Sunnyvale, California 94089.

All stockholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting. Even if you have given your proxy, you may still attend and vote in person at the meeting after revoking your proxy prior to the meeting.

By order of the Board of Directors,

Richard W. Mott

President and Chief Executive Officer

Sunnyvale, California

May 5, 2005

Page
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE MEETING	1

Why I am receiving this proxy statement?	1
Who is entitled to attend and vote at the meeting?	1
How many shares are outstanding?	1
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	1
What items of business will be voted on at the meeting?	1
What happens if additional matters are presented at the meeting?	2
How does the board of directors recommend that I vote?	2
What shares can I vote at the meeting?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How can I vote my shares without attending the meeting?	3
How can I vote my shares in person at the meeting?	3
Can I change my vote or revoke my proxy?	3
Is my vote confidential?	3
How are votes counted and what vote is required to approve each item?	4
What is a “broker non-vote”?	4
How are “broker non-votes” counted?	4
How are abstentions counted?	4
What happens if the meeting is adjourned?	4
Who will serve as inspector of elections?	5
What should I do in the event that I receive more than one set of proxy materials?	5
Who is soliciting my vote and who will bear the costs of this solicitation?	5
Where can I find the voting results of the meeting?	5
What is the deadline for submitting proposals for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	5

PROPOSAL ONE—ELECTION OF DIRECTORS	7

Classes of the Board of Directors	7
Director Nominees	7
Board of Directors’ Recommendation	8
Directors Whose Terms Extend Beyond the 2005 Annual Meeting	8

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10

Board of Directors’ Recommendation	10
Audit and Non-Audit Services	11
Audit Committee Pre-Approval Policies and Procedures	11

REPORT OF THE AUDIT COMMITTEE	12

REPORT OF THE COMPENSATION COMMITTEE	13

Compensation Philosophy	13
Components of Executive Compensation	13

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PROXY STATEMENT

FOR

2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2005

This proxy statement is furnished to our stockholders as of April 20, 2005, the record date, in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held at our principal executive offices located at 1221 Crossman Avenue, Sunnyvale, California 94089 on Thursday, June 16, 2005 at 2:00 p.m. PDT and at any adjournments or postponements of the meeting. This proxy statement and the proxy card, together with a copy of our Annual Report on Form 10-K for the year ended December 31, 2004, is first being mailed to our stockholders on or about May 5, 2005.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION

AND VOTING AT THE MEETING

Why am I receiving this proxy statement?

You are receiving this proxy statement from us because you were a stockholder of record at the close of business on the record date of April 20, 2005. As a stockholder of record, you are invited to attend the meeting and are entitled to vote on the items of business described in this proxy statement. This proxy statement contains important information about the meeting and the items of business to be transacted at the meeting. You are strongly encouraged to read this proxy statement, which includes information that you may find useful in determining how to vote.

Who is entitled to attend and vote at the meeting?

Only holders of record of shares of our common stock at the close of business on April 20, 2005 are entitled to notice of and attend, and to vote at, the meeting and any adjournments or postponements of the meeting.

How many shares are outstanding?	On the record date, 42,375,247 shares of our common stock were issued and outstanding and held by approximately 131 holders of record.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?

The presence at the meeting, in person or represented by proxy, of the holders of at least a majority of the shares of our common stock, issued and outstanding on the record date and entitled to vote at the meeting, will constitute a quorum for the transaction of business. If, however, a quorum is not present, in person or represented by proxy, then either the chairman of the meeting or the stockholders entitled to vote at the meeting may adjourn the meeting until a later time.

What items of business will be voted on at the meeting?	The items of business to be voted on at the meeting are as follows:
1.	The election of three class III directors to hold office until our 2008 annual meeting of stockholders or until their respective successors have been duly elected or appointed; and

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

What happens if additional matters are presented at the meeting?

The only items of business that our board of directors intends to present at the meeting are set forth in this proxy statement. As of the date of this proxy statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the meeting. If any other matter or matters are properly brought before the meeting, the person(s) named as your proxyholder(s) will have the discretion to vote your shares on the matters in accordance with their best judgment and as they deem advisable.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares “FOR” the election of each of the director nominees identified in this proxy statement and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP.

What shares can I vote at the meeting?

You may vote all of the shares you owned as of April 20, 2005, the record date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, U.S. Stock Transfer Corporation, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to vote in person at the meeting or direct the proxyholder how to vote your shares on your behalf at the meeting by fully completing, signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee to vote your shares as you instruct in the voting instruction card. The broker, trustee or other nominee may either vote in person at the meeting or grant a proxy and direct the proxyholder to vote your shares at the meeting as you instruct in the voting instruction card. You may also vote in person at the meeting, but only after you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote your shares at the meeting. Your broker, trustee or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?

As discussed previously, whether you hold shares directly as the stockholder of record or as a beneficial owner, you may direct how your shares are voted without attending the meeting by completing and returning the enclosed proxy card or voting instruction card. If you provide specific instructions with regard to items of business to be voted on at the meeting, your shares will be voted as you instruct on those items. Proxies properly signed, dated and submitted to us that do not contain voting instructions and are not revoked prior to the meeting will be voted “FOR” the election of each of the director nominees identified in this proxy statement and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP.

How can I vote my shares in person at the meeting?

Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. You should be prepared to present photo identification for admittance. Please also note that if you are not a stockholder of record but hold shares through a broker, trustee or nominee, you will need to provide proof of beneficial ownership as of the record date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. The meeting will begin promptly at 2:00 p.m. PDT. Check-in will begin at 1:30 p.m. PDT. Even if you plan to attend the meeting, we recommend that you also complete, sign and date the enclosed proxy card or voting instruction card and return it promptly in the accompanying postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date, which automatically revokes the earlier proxy, by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner, you may change your vote by submitting a new voting instruction card to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?

Proxy cards, voting instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, except as required by law to U.S. Stock Transfer Corporation, our transfer agent, to allow for the tabulation of votes and certification of the vote, and to facilitate a successful proxy solicitation.

How are votes counted and what vote is required to approve each item?

Each outstanding share of our common stock entitles the holder to one vote per share on each matter considered at the meeting. Stockholders are not entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders. The election of directors requires a plurality of the votes cast for the election of directors and, accordingly, the three director nominees receiving the highest number of affirmative “FOR” votes at the meeting will be elected to serve as Class III directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 is not required by law or by governing instruments. However, our board of directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, our board of directors will reconsider whether or not to retain that firm.

What is a “broker non-vote”?

Under the rules that govern brokers and banks who have record ownership of our shares of common stock that are held in street name for their clients such as you, who are the beneficial owners of the shares, brokers and banks have the discretion to vote such shares on routine matters. The election of directors and the ratification of the appointment of independent auditors are considered routine matters. Therefore, if you do not otherwise instruct your broker or bank, the broker or bank may vote your shares “FOR” the election of all of the director nominees identified in this proxy statement and “FOR” ratification of appointment of PricewaterhouseCoopers LLP. A “broker non-vote” occurs when a broker or bank expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?

Broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented by your proxy will be counted as present for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be counted in tabulating the voting results for any particular proposal.

What happens if the meeting is adjourned?	If our annual meeting is adjourned to another time and place, no additional notice will be given of the adjourned meeting if the time and place of the adjourned meeting is announced at the annual meeting, unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, we may transact any items of business that might have been transacted at the annual meeting.

Who will serve as inspector of elections?	A representative of U.S. Stock Transfer Corporation, our transfer agent, will tabulate the votes and act as inspector of elections at the meeting.

What should I do in the event that I receive more than one set of proxy materials?

You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?

The enclosed proxy is being solicited on behalf of our board of directors. We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. Copies of the proxy materials will be furnished to brokerage firms, banks, trustees, custodians and other nominees holding beneficially owned shares of our common stock, who will forward the proxy materials to the beneficial owners. We may reimburse brokerage firms, banks, trustees, custodians and other agents for the costs of forwarding the proxy materials. Our costs for forwarding proxy materials will not be significant.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the meeting, and publish the final voting results in our quarterly report on Form 10-Q for the second quarter of fiscal 2005.

What is the deadline for submitting proposals for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2006, the proposal must be in writing and received by the Corporate Secretary of Kyphon at our principal executive offices no later than January 5, 2006. If the date of next year’s annual meeting is more than 30 days before or 30 days after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the Securities and Exchange Commission, or SEC. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. All stockholder proposals should be addressed to:

Corporate Secretary

Kyphon Inc.

1221 Crossman Avenue

Sunnyvale, California 94089

Nomination of Director Candidates: Any proposals for director candidates for consideration by our board of directors must be in writing and include the nominee’s name and qualifications for board membership and should be directed to the Corporate Secretary of Kyphon at our principal executive offices. Our bylaws also require that any proposal for nomination of directors include the consent of each nominee to serve as a member of our board of directors, if so elected. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to stockholder nominees for our board of directors. In addition, the stockholder must give timely notice to the Corporate Secretary of Kyphon in accordance with the provisions of our bylaws, which require that the notice be received by the Corporate Secretary of Kyphon no later than January 5, 2006.

PROPOSAL ONE—ELECTION OF DIRECTORS

Classes of the Board of Directors

Our Amended and Restated Certificate of Incorporation provides that our board of directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. Our board of directors currently consists of eight directors, divided among the three classes.

In January 2004, in accordance with our Amended and Restated Certificate of Incorporation and Bylaws, the board of directors increased the number of members of our board of directors from seven to nine, with the two additional directorships apportioned among the three classes so as to maintain the number of directors in each class as nearly equal as possible. One of the additional directorships was filled with the appointment of Louis J. Lavigne, Jr. on September 30, 2004. On April 20, 2005, the board of directors reduced the number of members of our board of directors from nine to eight, since the additional Class I directorship added in January 2004 had not been filed as of that date.

The names of the each member of our board of directors, including each nominee for election to our board of directors, the class in which they serve, their ages as of April 20, 2005, principal occupation and length of service on the board of directors is as follows:

Name	Term Expires	Age	Principal Occupation	Director Since
Class I Directors
Richard W. Mott	2006	46	President and Chief Executive Officer	2002
Karen D. Talmadge, Ph.D.	2006	52	Executive Vice President, Co-Founder and Chief Science Officer	1994

Class II Directors
Stephen M. Campe (2)(3)	2007	39	Managing Director, Investor Growth Capital, Inc.	1999
Douglas W. Kohrs (2)(3)	2007	47	Former President and Chief Executive Officer, American Medical Systems, Inc.	2000
Jack W. Lasersohn (1)(3)	2007	52	General Partner, The Vertical Group, L.P.	1996

Class III Directors
Louis J. Lavigne, Jr. (2)(3)	2005	56	Former Executive Vice President and Chief Financial Officer, Genentech, Inc.	2004
James T. Treace (1)(3)	2005	59	President, Managing Member, J & A Group, LLC	2001
Elizabeth H. Weatherman (1)(3)	2005	45	Managing Director, Warburg Pincus, LLC	2000

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Corporate Governance Committee

Director Nominees

Our board of directors has nominated James T. Treace and Elizabeth H. Weatherman for re-election and Louis J. Lavigne, Jr. for election as Class III directors. Mr. Lavigne was recommended for election as a director by the non-management directors comprising our Nominating and Corporate Governance Committee after having been appointed to our board of directors in September 2004 and previously identified as a potential candidate by a third-party search firm. Each nominee for director has consented to being named in this proxy statement and has indicated a willingness to serve if elected. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment as they deem advisable.

Louis J. Lavigne, Jr. has served as a member of our board of directors since September 2004. From March 1997 through his retirement in March 2005, Mr. Lavigne served as Executive Vice President and Chief Financial Officer of Genentech, Inc. Mr. Lavigne joined Genentech in July 1982, was named controller in 1983 and, in that position, built Genentech’s operating financial functions. In 1986, he was promoted to Vice President and assumed the position of Chief Financial Officer in September 1988. He was named Senior Vice President in July 1994 and was promoted to Executive Vice President in March 1997. Genentech is a leading, publicly traded biotechnology company that discovers, develops, manufactures and commercializes biotherapeutics for significant, unmet medical needs. Mr. Lavigne also serves on the boards of directors of LifeMasters Supported SelfCare, Inc., a private disease management company, Arena Pharmaceuticals, Inc., a drug discovery and development company, and BMC Software, Inc., a provider of enterprise management solutions. Mr. Lavigne holds a bachelor’s degree in business administration from Babson College, and an M.B.A. from Temple University.

James T. Treace has served as a member of our board of directors since July 2001 and has served as Chairman of our board of directors since September 2002. Mr. Treace is currently the President and a Managing Member of the J & A Group, LLC, a private investment and consulting business. From November 1999 to October 2000, Mr. Treace was the President of Medtronic Xomed, a manufacturer of surgical products used by ear, nose and throat surgeons. From April 1996 until November 1999, he served as Chairman of the Board of Directors, President and Chief Executive Officer of Xomed Surgical Products, the predecessor of Medtronic Xomed. Mr. Treace also presently serves as a director of Wright Medical Group, a publicly-held company.

Elizabeth H. Weatherman has served as a member of our board of directors since September 2000 and also from August 1996 through January 1998. Since 1996, Ms. Weatherman has been a Managing Director of Warburg Pincus, LLC, a private equity and venture capital firm. She is responsible for Warburg Pincus’ medical device investment activities. Ms. Weatherman also serves as a director of American Medical Systems, Wright Medical Group, Micro Therapeutics and several privately-held companies. Ms. Weatherman holds a B.A. from Mount Holyoke College and an M.B.A. from Stanford University.

If elected, Messrs. Lavigne and Treace and Ms. Weatherman will hold office as Class III directors until our annual meeting of stockholders to be held in 2008, and until their respective successors have been duly elected or until their earlier death, resignation or removal.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE THREE NOMINEES FOR CLASS III DIRECTOR LISTED ABOVE.

Directors Whose Terms Extend Beyond the 2005 Annual Meeting

Richard W. Mott has served as our President and Chief Executive Officer and director since September 2002. From January 1998 through March 2002, Mr. Mott held several positions at Wilson Greatbatch Technologies, Inc., a developer of components for implantable medical devices, including Chief Operating Officer from December 2000 to March 2002 and Senior Vice President from January 1998 to November 2000. Mr. Mott holds a B.S. in Ceramic Engineering from Alfred University and is a graduate of the Harvard Business School’s Advanced Management Program.

Karen D. Talmadge, Ph.D. co-founded Kyphon and has served as a member of our board of directors since inception. She has also served as our Chief Science Officer since June 2003 and as Executive Vice President since November 1998. From January 1994 to November 1998, Dr. Talmadge served as our President, Chief Executive Officer and Treasurer. Dr. Talmadge holds an A.B. in Biology from Bryn Mawr College and a Ph.D. in Biochemistry from Harvard University.

Stephen M. Campe has served as a member of our board of directors since December 1999. Since April 1998, Mr. Campe has been a Managing Director of Investor Growth Capital, Inc., a wholly owned subsidiary of Investor AB, and a venture capital firm focusing on healthcare and information technology investments. From September 1995 to April 1998, Mr. Campe was a consultant at McKinsey & Co., a management consulting firm. He currently serves as a director of several private companies. Mr. Campe holds a B.S. in Economics and a B.A. in Systems Science Engineering from the University of Pennsylvania and an M.B.A. from Yale University.

Douglas W. Kohrs has served as a member of our board of directors since April 2000. Since March 2004, Mr. Kohrs has served as Chairman of the Board of Directors of American Medical Systems (AMS), a supplier of medical devices to treat urological disorders. From April 1999 until 2004, Mr. Kohrs served as President and a director of AMS. From 1999 through January 2005, Mr. Kohrs also served as Chief Executive Officer of AMS. From May 1998 to April 1999, Mr. Kohrs was general manager of Sulzer Spine-Tech. From August 1991 to May 1998, Mr. Kohrs served as Vice President of Research and Development and Vice President of Marketing for Spine-Tech, a predecessor of Sulzer Spine-Tech. Mr. Kohrs holds a B.S. in Bioengineering from Texas A&M University, a B.A. in Engineering Sciences from Austin College and an M.B.A. from Northeastern University.

Jack W. Lasersohn has served as a member of our board of directors since August 1996. From 1989 to the present, Mr. Lasersohn has served as a general partner of The Vertical Group, L.P., a private venture capital firm. From 1981 to 1989, Mr. Lasersohn was a vice president and then director of the venture capital division of F. Eberstadt & Co. Mr. Lasersohn serves as a director of several privately-held medical companies. Mr. Lasersohn holds a B.S. in Physics from Tufts University, an M.A. from the Fletcher School of Law & Diplomacy at Tufts University and a J.D. from Yale University.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm, to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP audited our consolidated financial statements for the fiscal years ending December 31, 2004 and 2003. PricewaterhouseCoopers LLP is an independent registered public accounting firm.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, for the fiscal year ending December 31, 2005 is not required by law, by the Nasdaq Stock Market listing requirements or by our certificate of incorporation or bylaws. However, our board of directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, our board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the year if the Audit Committee of our board of directors determines that such a change would be in the best interests of Kyphon and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

Audit and Non-Audit Services

The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditors. In addition to retaining PricewaterhouseCoopers LLP to audit our consolidated financial statements for the fiscal year ending 2004, the Audit Committee retained PricewaterhouseCoopers LLP to provide other non-audit and advisory services in 2004. The Audit Committee has reviewed all non-audit services provided by PricewaterhouseCoopers LLP in 2004, and has concluded that the provision of such non-audit services was compatible with maintaining PricewaterhouseCoopers’ independence and that such independence has not been impaired.

The aggregate fees billed by PricewaterhouseCoopers LLP for audit and non-audit services in 2004 and 2003 were as follows:

	Fiscal Year Ended, December 31
Service Category	2004	2003
Audit Fees	$661,000	$191,000
Audit-Related Fees	0	13,000
Fees for Tax Services	25,000	88,000
All Other Fees	0	0

Total	$686,000	$292,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of our consolidated financial statements included in our annual report on Form 10-K, for the review of our financial statements included in our quarterly reports on Form 10-Q, fees for review of registration statements and issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements except those not required by statute or regulation; “audit-related fees” are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation, due diligence and services related to acquisitions; “fees for tax services” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories. A substantial portion of the increase in audit fees for 2004 is attributable to the work done in connection with rendering an opinion on management’s assessment of the effectiveness of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the audit of our internal control over financial reporting.

Audit Committee Pre-Approval Policies and Procedures

Pursuant to our audit committee charter, all audit and non-audit services to be performed by our independent auditors must be approved in advance by the Audit Committee or subsequently approved in those circumstances where a subsequent approval is necessary and permissible. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next meeting, or in addition may establish pre-approval policies and procedures regarding engagement of our independent auditors for particular audit and non-audit services pursuant to which management may operate in engaging with our independent auditors, provided that the Audit Committee is informed no later than at its next meeting of each such service that the auditor may have provided, or may have been engaged in to provide, in the interim period.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is responsible for overseeing our accounting and financial reporting processes, the appointment, compensation, retention and oversight of PricewaterhouseCoopers LLP, our independent registered public accounting firm, and audits of our financial statements. PricewaterhouseCoopers LLP reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from our company for such advice and assistance.

Management is responsible for preparing our financial statements and for our financial reporting processes, accounting policies, systems of internal controls and disclosure controls and procedures. PricewaterhouseCoopers LLP is responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed our audited financial statements for 2004 with management.

2. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and SEC rules.

3. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”) and has discussed with PricewaterhouseCoopers LLP its independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our board of directors, and our board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

The foregoing report is provided by the undersigned members of the Audit Committee.

Stephen M. Campe

Douglas W. Kohrs

Louis J. Lavigne, Jr.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of our Board of Directors, which is comprised solely of non-employee, independent directors, administers our executive compensation programs. The Compensation Committee establishes and reviews general policies relating to compensation of our Chief Executive Officer and our executive officers and is responsible for reviewing and recommending to our Board of Directors the specific compensation of our Chief Executive Officer and for reviewing and determining the compensation of all of our other executive officers. In addition, the Compensation Committee may, from time to time, hire compensation and benefits consultants to assist in developing and reviewing overall executive compensation strategies. Our executive compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to our performance and stockholder return.

This report, filed in accordance with Item 402(k) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this proxy statement and is not repeated here.

Compensation Philosophy

Our overall compensation philosophy applicable to our executive officers, including our Chief Executive Officer, is based on a series of basic guiding principles derived from our values, business strategy, and management requirements. These principles are summarized as follows:

•	Provide competitive levels of total compensation relative to comparable medical device and biotechnology companies, which will enable us to attract and retain the best possible executive talent;

•	Motivate our executives to achieve optimum performance for us;

•	Align the financial interests of our executives and stockholders through equity-based awards;

•	Provide a total compensation program that recognizes individual contributions as well as overall business results; and

•	Provide incentives that promote the achievement of both short- and long-term objectives.

Components of Executive Compensation

The major components of our executive compensation consist of base salary, potential annual and quarterly cash bonuses and potential long-term incentive compensation in the form of stock options.

Base Salary.    In setting base salary levels for our executive officers, the Compensation Committee reviews surveys and information relating to salary levels for similar positions at comparable medical device and biotechnology companies gathered by Aon Consulting and Mellon Consultants, among others. In general, base salary levels are targeted at the 50th percentile of salaries paid by similarly-situated companies. An individual executive officer’s base salary level is determined based on an assessment of the survey data, time in the position, the individual’s performance, an evaluation of the individual’s total compensation package and the critical nature of the individual’s position relative to our success.

Annual Cash Bonus.    The Compensation Committee oversees the administration of our Key Contributor Incentive Plan, pursuant to which annual cash bonuses are paid to our Chief Executive Officer, our executive officers, and management and senior individual contributors who are not members of our sales force. Each participant has a target bonus which is a percentage of their base salary. The target bonus percentage is determined by their management level. The sum of all individual target bonuses is referred to as our aggregate target bonus pool. Each year, the aggregate target bonus pool is multiplied by a company performance factor to determine the actual bonus pool. The company performance factor is based on achievement of revenue and operating income goals and is calculated as the sum of actual revenue as a percentage of target revenue multiplied by a seventy percent weight plus actual operating income as a percentage of target operating income multiplied by a thirty percent weight. The company performance factor determines the overall available bonus pool. Individual bonuses are then determined based on individual achievement of set goals and objectives and overall performance for the year. The aggregate bonuses may not exceed the available bonus pool. No bonuses are paid if the company results are less than ninety percent of the combined target and the maximum aggregate bonus pool payable is capped at one hundred twenty percent of the aggregate target bonus pool. The amount of individual bonuses paid for all our executive officers is determined by our Chief Executive Officer and reviewed by the Compensation Committee. For 2004, the target bonus percentage for each of our executive officers, other than our Chief Executive Officer, was thirty percent of their annual base salary.

During our fiscal year ended December 31, 2004, our revenue was $213.4 million, an increase of 63% over the $131.0 million for fiscal year 2003 and operating income in 2004 was $34.4 million compared to $12.3 million during the comparable period in 2003. Our aggregate bonus pool for fiscal year 2004 was 110% of target based on our company performance, with the average cash bonus paid under the Key Contributor Incentive Plan to our executive officers equal to approximately 32% of annual base salary.

Quarterly Cash Bonus.    Our employees and executive officers, including our Chief Executive Officer, but excluding our Vice President of US Sales and sales personnel, also participate in our Variable Incentive Plan, which provides for the payment of quarterly cash bonuses. Bonuses paid under our Variable Incentive Plan are targeted at five percent of each individual’s annual base salary. Actual bonuses are determined based entirely on company performance factors of revenue and operating income results for the applicable quarterly period using the same formula used for determining Key Contributor Incentive Plan bonuses. No bonuses are paid if the weighted results are less than ninety percent of target, and the maximum aggregate bonus pool payable is capped at one hundred twenty percent of the quarterly target bonus pool. The average quarterly cash bonus paid under the Variable Incentive Plan to our executive officers was 5.52% of annual base salary for fiscal year 2004.

Long-Term Incentive Compensation.    Our 2002 Stock Plan permits the issuance of stock options to our Chief Executive Officer, executive officers and employees to purchase shares of our common stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to our Chief Executive Officer, executive officers and other employees both as a reward for past individual and company performance and as an incentive for future performance. The amount of individual option grants are determined after considering the individual’s time in the position, an assessment of individual’s performance and evaluation of survey data for similarly situated companies. The Compensation Committee believes that equity-based performance compensation arrangements are essential in aligning the interests of our executives and stockholders to enhance the value of our stock.

Other Compensation.    In addition, our executive officers, including our Chief Executive Officer, are eligible for education reimbursement, 401(k) matching and other employee benefits comparable in the aggregate to the benefits that are generally available to all of our full-time employees.

Compensation of our Chief Executive Officer

Our Board of Directors determines the base salary for the remainder of the year for Richard W. Mott, our Chief Executive Officer, and bonus earned under the Key Contributor Incentive Plan for the prior year by Mr. Mott based on the recommendation of the Compensation Committee. In 2004, the Compensation Committee recommended an increase in Mr. Mott’s annual base salary to $350,000, effective April 1, 2004, from $320,000 paid the previous year. In determining its recommendation, the Compensation Committee considered compensation data for chief executive officers of similar companies within the medical device and biotechnology industries. The Compensation Committee reviewed surveys and information gathered by Mellon Consultants for the comparison group. Mr. Mott’s base salary, effective April 1, 2004, was slightly below the 50th percentile for the comparison group, consistent with the Compensation Committee’s philosophy that compensation above competitive levels should come from the variable portion of Mr. Mott’s overall compensation package, and our goal of aligning the financial interests of our executives and stockholders through incentives that promote the achievement of both short- and long-term objectives.

Mr. Mott was paid a cash bonus of $169,538 under our Key Contributor Incentive Plan following the conclusion of our 2004 fiscal year. His target bonus was forty-five percent of annual base salary for 2004. For 2003, his target bonus was thirty-five percent of annual base salary. In determining whether to increase the targeted bonus amount, the Compensation Committee considered survey data for similarly situated companies, as well as our significant international expansion under Mr. Mott’s leadership, successes with regard to the Company’s overall financial performance, receipt of key regulatory clearances and progress on medical reimbursement issues. Mr. Mott’s actual bonus for the year was determined using the same formula used for determining Key Contributor Incentive Plan bonuses for all other executive officers based on a comparison of our weighted actual revenue and operating income results for the fiscal year to targeted revenue and operating income with seventy percent weight applied to revenue results relative to target and thirty percent weight applied to operating income results relative to target. During fiscal year 2004, our company’s combined weighted revenue and operating income results exceeded targeted amounts by 10% and the bonus paid to Mr. Mott represented 49.5% of his annual base salary.

Mr. Mott also participates in our Variable Incentive Program on the same basis as all our other executive officers with payment targeted at five percent of his annual base salary. The aggregate quarterly bonuses paid to Mr. Mott during fiscal year 2004 were $18,915.50, based on our revenue and operating income results.

In 2004, the Compensation Committee awarded Mr. Mott a stock option under our 2002 Stock Plan, exercisable for 150,000 shares of our stock, which vests in equal monthly installments over our standard four-year vesting schedule. In determining the amount of options previously granted, the Compensation Committee has reviewed survey data for chief executive officers of similarly situated companies within the medical device and biotechnology industries. Mr. Mott’s option grant in 2004 was determined based on an assessment of the survey data, our overall financial performance, Mr. Mott’s leadership in advancing Kyphon’s international expansion, successes with regard to the Company’s receipt of key regulatory clearances and progress on medical reimbursement issues.

The Compensation Committee has reviewed all components of Mr. Mott’s compensation, including base salary, bonus, equity and long-term incentive compensation, and our obligations under severance and change-in-control agreements. Based on this review, the Compensation Committee determined that our Chief Executive Officer’s total compensation in the aggregate is reasonable and not excessive.

Section 162(m) of the Internal Revenue Code Limitations on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to our Chief Executive Officer and our four other highest paid executive officers in any one fiscal year. None of our executive officers received any such compensation in excess of this limit during fiscal year 2004. Grants under the 2002 Stock Plan are not subject to the deduction limitation, including the option grant limitations described below.

In order to preserve our ability to deduct the compensation income associated with options granted to such persons, our 2002 Stock Plan provides that no employee may be granted, in any one fiscal year, options to purchase more than 750,000 shares of common stock. In addition, our 2002 Stock Plan provides that in connection with an employee’s initial employment, the employee may be granted up to 2,000,000 additional shares of common stock.

The foregoing report is provided by the undersigned members of the Compensation Committee.

Jack W. Lasersohn

James T. Treace

Elizabeth H. Weatherman

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table provides information relating to the beneficial ownership of our common stock as of April 20, 2005, by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•	each of our executive officers named in the summary compensation table on page 24 (our Chief Executive Officer and our four other most highly compensated executive officers);

•	each of our directors and nominees for director; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 20, 2005 through the exercise of any stock option warrants or other rights.

The percentage of shares beneficially owned is computed on the basis of 42,375,247 shares of our common stock outstanding as of the record date. Shares of our common stock that a person has the right to acquire within 60 days of April 20, 2005 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Kyphon Inc., 1221 Crossman Avenue, Sunnyvale, California 94089.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Outstanding	Warrants and Options Exercisable within 60 days	Percent of Total
Warburg, Pincus Ventures, L.P. (1) 466 Lexington Avenue New York, NY 10017	10,548,850	—	24.9%
Investor Growth Capital Limited (2) National Westminster House Le Truchot St. Peter Port Guernsey Channel Islands GYI 4PW, U.K.	2,641,048	—	6.2%
Entities affiliated with The Vertical Group, L.P. (3) 25 DeForest Avenue Summit, NJ 07901	2,078,740	—	4.9%
Elizabeth H. Weatherman (4)	10,548,850	1,666	24.9%
Jack W. Lasersohn (5)	2,078,740	1,666	4.9%
Richard W. Mott	—	482,083	1.1%
Karen D. Talmadge, Ph.D (6).	514,000	214,791	1.7%
Douglas W. Kohrs	—	31,666	*
James T. Treace (7)	178,599	50,624	*
Stephen M. Campe	—	1,666	*
Louis J. Lavigne, Jr. (8).	300	4,444	*
Cindy M. Domecus	656	70,833	*
David M. Shaw	1,723	95,833	*
Bert Vandervelde	—	102,375	*
Anthony J. Recupero	—	19,584	*
All directors and executive officers as a group (11 persons)	13,322,541	907,210	32.9%

* Less than 1%.

(1)	Based upon a Schedule 13G filed with the SEC on February 3, 2004. All shares are directly owned by Warburg, Pincus Ventures, L.P. (“WPV”), except that Warburg Pincus Partners LLC (“WP Partners LLC”), the sole general partner of WPV, Warburg Pincus & Co. (“WPC”), the parent company of WP Partners LLC, and Warburg Pincus LLC, the manager of WPV, may each be deemed to share voting and dispositive power with WPV.
(2)	Based upon a Schedule 13G filed with the SEC on February 15, 2005. Consists of 1,849,043 shares held for the account of Investor Growth Capital Limited (“Investor Growth”), an indirectly wholly owned subsidiary of Investor AB, and 792,005 shares held for the account of Investor Group L.P., a limited partnership of which Investor AB serves as the ultimate general partner. Investor AB and Investor Growth exercise shared voting and dispositive power over the shares and Investor AB may be deemed the beneficial owner of the shares. Stephen M. Campe, one of our directors, is an employee of Investor Growth Capital, Inc., an indirectly wholly owned subsidiary of Investor AB. Mr. Campe disclaims beneficial ownership of all shares owned by the Investor entities.
(3)	Based upon a Schedule 13G filed with the SEC on February 11, 2005. Consists of 1,489,306 shares beneficially owned by the Vertical Fund I, L.P. (“VF-I”), over which VF-I exercises sole voting and dispositive power, and 589,434 shares beneficially owned by the Vertical Fund II, L.P. (“VF-II”), over which VF-II exercises sole voting and dispositive power. The sole general partner of both VF-I and VF-II is The Vertical Group, L.P., a Delaware limited partnership, and VF-I and VF-II may be deemed to constitute a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.
(4)	Includes 10,548,850 shares owned by WPV, which is managed by WP LLC. The sole general partner of WPV is WP Partners LLC, a subsidiary of WPC. Elizabeth H. Weatherman, one of our directors, is a managing director and member of WP LLC and a general partner of WPC. Ms. Weatherman disclaims beneficial ownership of all shares owned by the Warburg Pincus entities except to the extent of her pecuniary interest in the shares.
(5)	Includes 1,489,306 shares beneficially owned by VF-I and 589,434 shares beneficially owned by VF-II. Jack W. Lasersohn, one of our directors, is a general partner of The Vertical Group, L.P. Mr. Lasersohn disclaims beneficial ownership of all shares owned by the Vertical entities except to the extent of his partnership interest in the shares.
(6)	Includes 800 shares held by Ms. Talmadge’s daughter and 800 shares held by Ms. Talmadge’s son. Ms. Talmadge disclaims beneficial ownership of shares held by her daughter and son.
(7)	Includes 163,999 shares held by J & A Group, LLC. James T. Treace, one of our directors, is the President and a Managing Member of J & A Group, LLC. Mr. Treace exercises, with the other member of the J & A Group, LLC, shared voting and investment power over these shares.
(8)	Includes 300 shares held by Lavigne Family Trust—Custody, a revocable trust, which grantors/trustees are Mr. Lavigne and his spouse.

Compliance with Section 16(a) Filing Requirements

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors, officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, officers and beneficial owners of 10% or more of our common stock are required by SEC regulations to furnish us with copies of all these forms they file.

Based solely upon our review of the copies of Forms 3, 4 and 5 received by us, or written representations from reporting persons that no forms were required of such persons, we believe that during our fiscal year ended December 31, 2004, all Section 16(a) reports were timely filed, except as set forth in this paragraph. A single Form 4 was filed one day late on August 5, 2004 for each of Richard W. Mott, Karen D. Talmadge, Jeffrey L. Kaiser, Stephen C. Hams and Elizabeth A. Rothwell reporting sales of shares under 10b5-1 plans and purchases of shares under our Employee Stock Purchase Plan on August 2, 2004. A single Form 4 was filed one day late on September 24, 2004 reporting a sale of shares under Mr. Mott’s 10b5-1 plan on September 21, 2004. A single Form 4 was filed late reporting a sale of shares under Mr. Hams’ 10b5-1 plan on July 1, 2004. In addition, a gift of shares by Ms. Talmadge in March 2004 was reported late on an amended Form 5.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

The board of directors consists of eight directors. Our board of directors has determined that each of our current directors other than Richard W. Mott, our President and Chief Executive Officer, and Karen D. Talmadge, Ph.D., our Executive Vice President, Co-Founder and Chief Science Officer, are independent under the director independence standards of the Nasdaq Stock Market.

Committees of the Board of Directors

Our board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time, the board of directors may also create various ad hoc committees for special purposes. The membership of each of the three standing committees of the board of directors is set forth below:

Name of Director	Audit Committee	Compensation Committee	Nomination and Corporate Governance Committee
Non-Employee Directors:
Stephen M. Campe	Committee Member		Committee Member
Douglas W. Kohrs	Committee Member		Committee Member
Jack W. Lasersohn		Committee Member	Committee Member
Louis J. Lavigne, Jr.	Committee Chairman		Committee Member
James T. Treace		Committee Member	Committee Chairman
Elizabeth H. Weatherman		Committee Chairman	Committee Member

Neither Richard W. Mott nor Karen D. Talmadge is a member of any committee of our board of directors.

Audit Committee.    The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. In this role, the Audit Committee monitors and reviews the integrity of our financial statements and related disclosures, the qualifications, independence, and performance of our independent auditors, audit and non-audit services provided by our independent auditors, our systems of internal controls over financial reporting, asset management policies and our code of conduct applicable to our senior financial management. The Audit Committee appoints, compensates and oversees the work of our independent auditors and meets at least annually with our independent auditors. The Audit Committee confirms annually with our independent auditor that the independent auditor is in compliance with the audit partner rotation requirements established by the SEC. Our board of directors has determined that all of the current members of our Audit Committee are “independent” directors, as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and in accordance with the current Nasdaq Stock Market’s director independence and listing standards. Our board of directors has determined that our Audit Committee has at least one audit committee financial expert and has determined that Mr. Lavigne is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K. Our board of directors has adopted a written charter for the Audit Committee. A copy of the charter is attached as Appendix A to this proxy statement and is also available on our website at www.kyphon.com under “Investor Relations—Corporate Governance.”

Compensation Committee.    The Compensation Committee reviews and determines all forms of compensation to be provided to our executive officers other than our chief executive officer, including bonus and stock compensation and benefits, reviews and recommends to the full board of directors the compensation to be provided to our chief executive officer and any compensation for our directors and establishes and reviews general policies relating to compensation, benefits and all bonus and stock compensation for all employees. All of the current members of our Compensation Committee are “independent” directors, as determined in accordance with the current Nasdaq Stock Market’s director independence and listing standards. Our board of directors has adopted a written charter for the Compensation Committee. A copy of the charter is attached as Appendix B to this proxy statement and is also available on our website at www.kyphon.com under “Investor Relations—Corporate Governance.”

Nominating and Corporate Governance Committee.     The Nominating and Corporate Governance Committee assists the board of directors in ensuring that it is properly constituted and conducts itself appropriately in carrying out its duties and meeting its fiduciary obligations, and that we have and follow appropriate corporate governance standards. The Nominating and Corporate Governance Committee is responsible for developing and recommending to the board of directors the governance principles applicable to us, overseeing the evaluation of our board of directors and management, recommending director nominees for each committee of our board of directors and assisting the board of directors in identifying prospective director nominees and determining the director nominees for election at annual meetings of our stockholders. All of the current members of our Nominating and Corporate Governance Committee are “independent” directors, as determined in accordance with the current Nasdaq Stock Market’s director independence and listing standards. Our board of directors has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the charter is attached as Appendix C to this proxy statement and is also available on our website at www.kyphon.com under “Investor Relations—Corporate Governance.”

In April 2005, our Board of Directors adopted certain new corporate governance policies. Specifically, unless our Nominating and Corporate Governance Committee decides otherwise, our Chief Executive Officer may serve on the boards of directors of no more than two other public companies in addition to our board of directors, our other directors may serve on the boards of directors of no more than four other public companies, and a director who has reached his or her 70th birthday shall not stand for reelection at our next applicable annual meeting of stockholders. In addition, during each three-year term of membership on our board of directors, each director is encouraged to participate, at our expense, in at least one accredited director education program.

Meetings Attended by Directors

The board of directors held a total of nine meetings during 2004. The Audit Committee and the Compensation Committee held eleven and eight meetings, respectively, during 2004. The Nominating and Corporate Governance Committee held two meetings during 2004. During 2004, all of the directors attended at least 75% of the total number of meetings of the board of directors held and at least 75% of the total number of meetings held of the committee(s) of the board of directors on which he or she served.

The independent directors hold regularly scheduled meetings at which only they are present and two of such formal meetings took place during 2004. The meetings of the independent directors typically will take place in connection with the regularly scheduled meetings of the full board of directors. The independent directors may meet at such other times as they deem necessary or appropriate.

Our directors are encouraged to attend our annual meeting of stockholders although we do not maintain a formal policy regarding director attendance at the annual meeting of stockholders. In 2004, three members of our board of directors attended the annual meeting of stockholders.

Consideration of Director Nominees

Stockholder Nominations and Recommendations.    As described above in the Question and Answer section of this proxy statement under “What is the deadline for submitting proposals for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?,” our bylaws set forth the procedure for the proper submission of stockholder nominations for membership on the board of directors. In addition, the Nominating and Corporate Governance Committee may consider properly submitted stockholder recommendations for candidates for membership on the board of directors. A stockholder may make such a recommendation by submitting the following information to our Corporate Secretary at 1221 Crossman Avenue, Sunnyvale, California 94089: the candidate’s name and address; the candidate’s relevant qualifications, professional and personal references; if applicable, a description of all arrangements or understandings between the stockholder and each nominee pursuant to which nominations are to be made by the stockholder; such other information regarding each nominee as may be reasonably requested; the consent of each nominee to serve as a director if so elected and evidence of ownership of our common stock by the recommending stockholder.

Director Qualifications.    Members of the board of directors should have the highest professional and personal ethics and values, and conduct themselves in a manner that is consistent with our Code of Business Conduct and Ethics. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a board of directors that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall board of directors effectiveness, and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

Identifying and Evaluating Director Nominees.    Although candidates for nomination to the board of directors typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the board of directors through professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly brought to the Committee’s attention. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper. The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of the board of directors, in light of the current size and composition of the board of directors. In evaluating the qualifications of the candidates, the Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and other similar factors. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by stockholders are evaluated by the Committee using the same criteria as other candidates.

Director Compensation

Our board of directors approved a compensation plan for all non-employee directors on July 21, 2004. Under the approved plan, new non-employee directors receive an initial stock option grant of 20,000 shares upon joining our board of directors, and continuing non-employee directors receive an annual stock option grant of 7,500 shares. All grants are issued under our 2002 Director Option Plan and vest monthly over three years. The first options were granted to non-employee directors on October 1, 2004. Additionally, effective January 1, 2005, the new compensation plan provides for annual cash payments to non-employee directors. The payments include an annual retainer of $25,000 to all non-employee directors, plus annual committee stipends of $7,500 for Audit Committee members and $5,000 for all other committees. In addition, the Audit Committee Chairperson receives an additional annual stipend of $7,500. Members of our board of directors are not paid any fees per meeting. Cash payments are made semi-annually on a pro-rated basis. Our non-employee directors are also reimbursed for their out-of-pocket expenses incurred in connection with attending board of directors and committee meetings. Employee directors do not receive any compensation for their service as directors beyond their regular compensation as employees of Kyphon.

Code of Business Conduct and Ethics

We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees and satisfies SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the Nasdaq listing standards requirement for a “code of conduct.” The Code is available on our website at www.kyphon.com under “Investor Relations—Corporate Governance.” We will post any amendment to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC or the Nasdaq, on our website.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee

Certain Relationships and Related Transactions

In our last fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any of our directors, executive officers, holders of more than 5% of our common stock or any members of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Family Relationships

Elizabeth A. Rothwell, our Vice President, Research and Development, is the sister of Richard W. Mott, our President, Chief Executive Officer and Director. There are no other family relationships among any of our directors or executive officers.

Communications with the Board of Directors

We provide a process for stockholders to send communications to our board of directors, any committee of our board of directors or any individual director, including non-employee directors. Stockholders may communicate with our board of directors by writing to: Board of Directors, c/o Corporate Secretary, Kyphon Inc., 1221 Crossman Avenue, Sunnyvale, California 94089. The Secretary will forward correspondence to our board of directors, one of the committees of our board of directors or an individual director as the case may be or, if the Secretary determines in accordance with his best judgment that the matter can be addressed by management, then to the appropriate executive officer.

EXECUTIVE OFFICERS AND OTHER SENIOR MANAGEMENT

Set forth below is certain information regarding each of our executive officers and other senior management as of April 20, 2005.

Name	Age	Position(s)
Richard W. Mott	46	President, Chief Executive Officer and Director
Karen D. Talmadge, Ph.D.	52	Executive Vice President, Co-Founder, Chief Science Officer and Director
Arthur T. Taylor	48	Vice President, Chief Financial Officer and Treasurer
Bradley W. Paddock	31	Vice President, US Sales
David M. Shaw	38	Vice President, Legal Affairs, General Counsel and Secretary
Cindy M. Domecus	45	Vice President, Clinical Research and Regulatory Affairs
Avram A. Edidin, Ph.D.	40	Vice President, Emerging Technologies
Mary K. Hailey	44	Vice President, Reimbursement
Stephen C. Hams	54	Vice President, Human Resources
Rick S. Kline	50	Vice President, Operations and Quality
Elizabeth A. Rothwell	36	Vice President, Research and Development
Julie D. Tracy	43	Vice President, Investor Relations and Corporate Marketing
Bert Vandervelde	42	Vice President and General Manager of International

Further information with respect to Richard W. Mott and Karen D. Talmadge, Ph.D. is provided above under “Proposal One—Election of Directors.”

Arthur T. Taylor has served as our Vice President, Chief Financial Officer and Treasurer since August 2004. Prior to joining Kyphon, he was Senior Vice President, Chief Financial Officer of Terayon Communication Systems, Inc., a broadband access company, from February 2003 through August 2004. Prior to Terayon, Mr. Taylor gained experience in the medical device industry while serving as Chief Financial Officer for ReSound Corporation, a hearing healthcare company, and in several executive financial positions over fourteen years with Allergan, Inc., an eye care medical device and pharmaceutical company, and American Hospital Supply Corporation, which was acquired by Baxter International. In addition, Mr. Taylor previously served as Vice President, Corporate Treasurer for 3Com Corporation. Mr. Taylor holds an M.B.A. degree from the University of Southern California and a B.S. in Corporate Finance from San Diego State University, and is a Certified Management Accountant.

Bradley W. Paddock has served as our Vice President, US Sales since December 2004. From October 1999 through November 2004, he held positions with increasing responsibility in Kyphon’s US sales organization, including Director of Sales beginning in October 2002. From July 1996 through September 1999, Mr. Paddock worked in sales for Ethicon Endo-Surgery, a division of Johnson and Johnson that sells surgical instruments and devices to general, urological, gynecological and cardiovascular surgeons. Mr. Paddock holds a B.S. in Business Administration from the Miami University in Oxford, Ohio.

David M. Shaw has served as our Vice President, Legal Affairs, General Counsel and Secretary since September 2003. Prior to joining Kyphon, Mr. Shaw held legal positions at medical robotics company Intuitive Surgical, Inc., including Vice President, Legal Affairs and Corporate Counsel from January 2002 through September 2003 and Chief Patent Counsel from April 1999 through January 2002. From February 1998 through April 1999, he was the Director, Intellectual Property at EndoVasix, Inc. Mr. Shaw holds a B.S. in Chemical Engineering summa cum laude from North Carolina State University and a J.D. with high honors from Duke University School of Law.

Cindy M. Domecus has served as Vice President, Clinical Research and Regulatory Affairs since December 2003. From April until December 2003, Ms. Domecus served as our regulatory consultant. From May 1994 through November 2003, Ms. Domecus served in senior regulatory and clinical positions at Conceptus, a women’s health medical device company, including Senior Vice President, Clinical Research and Regulatory Affairs beginning in May 1996. From 1992 to 1994, she served as Senior Director and Director of Regulatory and Quality Affairs for Systemix, a biotechnology firm. From 1986 to 1992, Ms. Domecus served in varying regulatory affairs capacities with Collagen Corporation, a biomedical device manufacturer. In 1995, Ms. Domecus was appointed by the FDA to its OB/GYN Advisory Panel as the Industry Representative and served on the panel until January 2001. Ms. Domecus holds a B.A. in Psychology from the University of the Pacific.

Avram A. Edidin, Ph.D. has served as our Vice President, Emerging Technologies since December 2004. From January 2002 until November 2004, Dr. Edidin was our Vice President, Research & Development. From November 1996 through January 2002, Dr. Edidin was the Principal Research Scientist at Stryker Osteonics. From September 2000 through June 2001, Dr. Edidin was a Visiting Lecturer for the Department of Mechanical and Aerospace Engineering at Princeton University. From July 1999 through the present, Dr. Edidin has been a Research Associate Professor for the Department of Biomedical Engineering at Drexel University. From May 1999 through the present, he has been a member of the Bioengineering Industrial Advisory Board for the College of Engineering at the University of California, Berkeley. Dr. Edidin holds a B.S. in Mechanical and Aerospace Engineering and an M.S. and Ph.D. in Bioengineering from Cornell University.

Mary K. Hailey has served as our Vice President, Reimbursement since February 2002. From October 1999 to February 2002, Ms. Hailey served as our Director of Reimbursement. From July 1997 to October 1999, Ms. Hailey was initially Third Party Relations/Reimbursement Manager and then Director, Third Party Relations/Reimbursement for Sulzer Spine-Tech, a manufacturer of orthopedic devices. From May 1983 to July 1997, she was a case manager and co-owner of Hailey & Heinrich, an occupational rehabilitation company. Ms. Hailey holds a B.S. in Vocational Rehabilitation from the University of Wisconsin.

Stephen C. Hams has served as our Vice President, Human Resources since February 2003. From June 1999 to January 2003, Mr. Hams was a Senior Vice President at E.piphany, Inc., an enterprise software company. From May 1995 to December 1998, he was Chief Operating Officer of the American Basketball League. Mr. Hams holds a B.A. from California State University and an M.B.A. from the University of Michigan.

Rick S. Kline has served as our Vice President, Operations and Quality since April 2005. From January 1989 until April 2005, Mr. Kline held several positions at Wilson Greatbatch Technologies, Inc., a developer of components for implantable medical devices, including Plant Manager and General Manager within the Components Division. Mr. Kline holds a B.S. in Technology from the State University of New York, Saratoga Springs, and is a graduate of the Harvard University General Managers Program.

Elizabeth A. Rothwell has served as our Vice President, Research and Development since April 2005. Ms. Rothwell previously served as Vice President, Operations from February 2003 until April 2005 with responsibility for research and development activities since December 2004. Ms. Rothwell joined us as our Vice President of Quality in November 2002. From September 1996 to April 2002, Ms. Rothwell was Vice President of Intercon, a contract-manufacturing firm. Ms. Rothwell holds a B.S. in Ceramic Engineering from Alfred University and an M.S. in Electrical Engineering from Virginia Polytechnic Institute.

Julie D. Tracy has served as our Vice President, Investor Relations and Corporate Marketing since April 2005. Ms. Tracy previously served as Vice President, Marketing beginning in January 2003. From January 1998 to January 2003, Ms. Tracy held various positions with Thoratec Corporation, a developer of medical devices to treat cardiac diseases and vascular blood disorders, including Senior Director of Business Development and Reimbursement from June 2002 to December 2002, Senior Director of Marketing from January 2002 to May 2002 and Director of Marketing from January 1998 to December 2001. Ms. Tracy holds a B.S. in Business Administration from the University of Southern California and an M.B.A. from Pepperdine University.

Bert Vandervelde has served as our Vice President and General Manager of International since December 2004. From January 2001 until November 2004, Mr. Vandervelde was our Vice President and General Manager, Europe / Asia Pacific. From November 1999 through December 2000, Mr. Vandervelde was an independent business consultant in Europe. From November 1998 to October 1999, he was Vice President, General Manager for VascA Europe, a developer of vascular access technology for dialysis patients. From December 1996 to October 1998, he was Vice President, General Manager for CellPro Europe, a manufacturer of cell selection and cell transplantation equipment. Mr. Vandervelde holds an Engineering degree from Brussels HTI.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the salary and bonus earned during the fiscal years ended December 31, 2004, 2003 and 2002 and other compensation paid to our Chief Executive Officer and each of our four other most highly compensated executive officers who were serving in such capacities as of December 31, 2004.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Number of Shares Underlying Options (#)	All Other Compensation ($)
Richard W. Mott (1)	2004	$342,500	$188,453	—	—	150,000	—
President and Chief	2003	317,500	146,728	—	—	100,000	$39,531
Executive Officer	2002	103,333	44,640	—	—	900,000	43,453

Cindy M. Domecus (2)	2004	$288,000	$110,945	—	—	50,000	—
Vice President, Clinical	2003	12,000	4,108	—	—	150,000	—
Research and Regulatory	2002	—	—	—	—	—	—
Affairs

Anthony J. Recupero (3)	2004	$233,750	$130,423	—	—	70,000	$25,076	(4)
Vice President, Sales	2003	205,000	197,750	—	—	50,000	8,000
	2002	172,500	115,000	—	—	—	24,000

David M. Shaw (5)	2004	$250,000	$88,056	—	—	50,000	$2,000	(6)
Vice President, Legal	2003	64,423	56,136	—	—	200,000	—
Affairs, General	2002	—	—	—	—	—	—
Counsel and Secretary

Bert Vandervelde (7)	2004	$294,548	$116,726	—	—	70,000	$6,033	(8)
Vice President and General	2003	256,746	84,240	—	—	15,000	4,872
Manager of International	2002	207,056	60,912	—	—	—	3,515

(1)	Mr. Mott joined us as our President and Chief Executive Officer in September 2002.
(2)	Ms. Domecus joined us as our Vice President, Clinical Research and Regulatory Affairs in December 2003.
(3)	Mr. Recupero’s last day of service as our Vice President, Sales was December 31, 2004.
(4)	Consists of a $2,000 company matching contribution to 401(k) plan for the benefit of the executive officer and $23,076 of PTO accrued through December 31, 2004.
(5)	Mr. Shaw joined us as our Vice President, Legal Affairs and General Counsel in September 2003.
(6)	Consists of company matching contribution to 401(k) plan for the benefit of the executive officer.
(7)	Mr. Vandervelde’s salary and all other compensation, other than bonuses, is paid in Euros and the amounts set out in this Summary Compensation Table represent the U.S. dollar equivalent of those payments after conversion using the Euro-U.S. dollar exchange rate determined by Kyphon for financial reporting purposes for the year. Mr. Vandervelde’s bonuses are paid in U.S. dollars.
(8)	Consists of contributions to pension and retirement program for the benefit of Mr. Vandervelde.

Stock Option Grants in 2004

The table below sets forth information concerning the stock options grants in 2004 to the executive officers named in the Summary Compensation Table. The percentage of total options granted is based on the aggregate options to purchase 3,044,300 shares of our common stock granted to employees during the fiscal year ended December 31, 2004.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(2)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh) (1)	Expiration Date
					5%	10%
Richard W. Mott	150,000	4.9%	$24.26	6/14/2014	$2,288,548	$5,799,629
Cindy M. Domecus	50,000	1.6%	$23.80	4/1/2014	$748,385	$1,896,554
Anthony J. Recupero	70,000	2.3%	$24.26	6/14/2014	$1,067,989	$2,706,493
David M. Shaw	50,000	1.6%	$24.26	6/14/2014	$762,849	$1,933,210
Bert Vandervelde	70,000	2.3%	$24.26	6/14/2014	$1,067,989	$2,706,493

(1)	All options were granted at fair market value at the date of grant, vest monthly over four years and are subject to acceleration of vesting pursuant to agreements entered into with the respective executive officers as described and referenced under “Employment Agreements and Change of Control Agreements.”
(2)	The potential realizable value is calculated, net of exercise price before taxes, assuming 5% and 10% annual rates of appreciation, compounded annually, for our common stock from the date of grant until the expiration of the ten-year term of the option. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent our estimate or projection of future stock price. The amounts in this table may not necessarily be achieved.

Stock Option Exercises and Values for 2004

The table below sets forth information concerning the number of stock options exercised in 2004 and the value realized upon their exercise by the executive officers named in the Summary Compensation Table and the number and value of their unexercised stock options at December 31, 2004.

	Shares Acquired Upon Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At December 31, 2004 (#)		Value of Unexercised In-the-Money Options at December 31, 2004 ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard W. Mott	140,000	$1,786,800	420,416	589,584	$5,189,247	$6,020,153
Cindy M. Domecus	—	—	45,833	154,167	$48,958	$179,542
Anthony J. Recupero	44,847	$1,111,761	169,128	91,459	$3,787,647	$587,287
David M. Shaw	—	—	68,750	181,250	$406,875	$940,125
Bert Vandervelde	—	—	95,834	71,980	$2,092,832	$218,043

(1)	Calculated based on the fair market value of one share of our common stock at the close of business on December 31, 2004 of $25.76.

Employment Agreements and Change of Control Agreements

In September 2002, we entered into an at-will employment agreement with Richard W. Mott, our President and Chief Executive Officer, whereby we agreed that in the event of his termination without cause or subject to constructive termination, Mr. Mott has the option to become a consultant for 12 months and would continue to receive payments equivalent to his base salary in effect upon his termination and equivalent benefits. The agreement also provides for an annual salary of $310,000, annual performance bonuses of up to 40% of the annual salary, temporary housing, travel and car allowances for the first 6 months of employment, reimbursement of reasonable relocation expenses, and an option to purchase 900,000 shares of our common stock which will vest as to 25% of the shares after the first year of employment and in equal monthly installments thereafter over the following 36 months.

On January 28, 2005, we entered into a Severance Agreement with Richard Mott, in substantially the same form in all material respects as the form of severance agreements entered into with our other executive officers, as described more fully below, except that Mr. Mott would be entitled to all amounts earned or accrued through the termination date, and a single severance payment in cash equal to the sum of 100% of Mr. Mott’s annual base salary at the highest rate in effect on the termination date or at any time during the 90-day period prior to the change of control, referred to as the base amount, and 100% of the greatest of the annual bonus paid or payable to Mr. Mott during the current or prior full fiscal year. Mr. Mott would also be entitled to the continuation of life insurance, disability, medical, dental and hospitalization benefits for up to 12 months on behalf of Mr. Mott and his dependants and beneficiaries, as well as termination of the restrictions on any outstanding equity incentive awards, including stock options and any restricted stock, granted to Mr. Mott under our stock option plans or any other incentive plan or arrangement and any outstanding stock options held by Mr. Mott would become fully vested and immediately exercisable. The agreement also provides for outplacement and career counseling services for up to 12 months, limited to 10% of Mr. Mott’s base amount. The benefits payable under the agreement with Mr. Mott would be reduced to the extent necessary to preserve our ability to deduct the severance benefits paid and to prevent payments to Mr. Mott from exceeding the limit of Section 4999 of the Internal Revenue Code applicable to “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.

On January 26, 2005, we entered into Severance Agreements with each of Cindy M. Domecus, David M. Shaw and Bert Vandervelde, as well as with our other officers and senior management. Each of the severance agreements is substantially identical in all material respects except as to the individual who is a party thereto. Each severance agreement provides that if we terminate the individual’s employment other than for cause or disability, other than by reason of the individual’s death, or if the agreement is terminated by the individual for good reason within ninety days preceding a change of control or twelve months following a change of control, then the individual would be entitled to all amounts earned or accrued through the termination date, as well as a single severance payment in cash, equal to the sum of 50% of the individual’s annual base salary at the highest rate in effect on the termination date, or at any time during the 90-day period prior to the change of control (referred to as the base amount), and 50% of the greatest of the annual bonus paid or payable to the individual during the current or prior full fiscal year. The individual would also be entitled to the continuation of life insurance, disability, medical, dental and hospitalization benefits for up to 6 months on behalf of the individual and his or her dependants and beneficiaries. In addition, restrictions on any outstanding equity incentive awards, including stock options and any restricted stock, granted to the individual under our stock option plans or any other incentive plan or arrangement, would terminate, and any stock options would become fully vested and immediately exercisable. The agreements also provide for outplacement and career counseling services for up to 6 months, limited to 10% of the individual’s base amount. The benefits payable under the severance agreements would be reduced to the extent necessary to preserve our ability to deduct the severance benefits paid and to prevent payments to any such individual from exceeding the limit of Section 4999 of the Internal Revenue Code as applicable to “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.

On January 11, 2005, we entered into a employment termination and consulting agreement with Anthony J. Recupero, our former Vice President, Sales, following the termination of Mr. Recupero’s employment with us effective on the close of business on December 31, 2004. Mr. Recupero agreed to continue to provide consulting services to us as an independent contractor through the earlier of June 30, 2006 or termination of the agreement by either party. Our agreement with Mr. Recupero provides for the payment for his continued services as a consultant at the rate of $15,000 per month, reimbursement of expenses, payment of COBRA premiums for his continued eligibility for medical and dental insurance coverage under our insurance plans and the continued vesting of stock options in accordance with the terms of the applicable stock option agreements between Mr. Recupero and us, in each case until the earlier of June 30, 2006 or termination of the consulting agreement. Mr. Recupero also remains eligible to receive his 2004 annual Key Contributor Incentive Plan bonus under the terms of the agreement. If either we terminate the agreement for any reason other than “cause,” as defined in the agreement, or Mr. Recupero terminates the agreement for “good reason,” as defined in the agreement, then Mr. Recupero would be entitled to a lump sum amount equal to $15,000 multiplied by the number of full or partial months remaining until July 1, 2006, the vesting of any portion of his stock options that would have vested by June 30, 2006 and continued payment by us of his COBRA premiums through June 30, 2006. If either we terminate the agreement for cause or Mr. Recupero terminates the agreement without good reason, then all compensation would end as of the effective termination date.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,633,597	(1)	$14.59	3,051,825	(2)
Equity compensation plans not approved by security holders	0		—	0

Total	7,633,597		$14.59	3,051,825

(1)	Consists of 1996 Stock Option Plan, 2002 Stock Plan and 2002 Director Option Plan.
(2)	Consists of 1996 Stock Option Plan, 2002 Stock Plan, Employee Stock Purchase Plan and 2002 Director Option Plan.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return of the Nasdaq Market, U.S. Index and the Nasdaq Medical Equipment Index for the period beginning on May 17, 2002, our first day of trading after our initial public offering, and ending on December 31, 2004.

*	The graph assumes that $100 was invested on May 17, 2002 in each of our common stock, the Nasdaq Market, U.S. Index and the Nasdaq Medical Equipment Index, and that all dividends were reinvested. No dividends have been declared or paid on our common stock. Stock performance shown in the above chart for the common stock is historical and should not be considered indicative of future price performance. Information contained in this graph with regard to the Nasdaq Market, U.S. Index and the Nasdaq Medical Equipment Index was provided by Research Data Group, Inc.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC’s facilities located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006. You may call the SEC at 1-800-SEC-0330 for further information about the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. and through our website at www.kyphon.com.

OTHER MATTERS

As of the date of this proxy statement, no stockholder had advised us of the intent to present, and we are not aware of any other matters to be presented, at the meeting. Accordingly, the only items of business that our board of directors intends to present at the meeting are set forth in this proxy statement.

If any other matter or matters are properly brought before the meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/    David M. Shaw

David M. Shaw

Vice President, Legal Affairs, General Counsel and Secretary

Sunnyvale, California

May 5, 2005

APPEN DIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF KYPHON INC.

(As amended, April 20, 2005)

1.	CHARTER STATEMENT

This Charter specifies the scope of the Audit Committee’s (the “Committee”) responsibilities and how it carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors (the “Board”) in fulfilling its financial oversight responsibilities by reviewing and reporting upon: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal and external controls regarding finance, accounting and legal compliance that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s financial policies, procedures and practices at all levels. The Committee’s primary duties are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems.

•	Review and apprise the audit efforts and independence of the Company’s accountants.

•	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

II.	STRUCTURE AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more directors as determined by the Board; provided that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy. Each director serving on the Committee shall be “independent” within the meaning of applicable NASDAQ and SEC rules, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee; provided that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

All members of the Committee must be able to read and understand financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member should have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual’s financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

The members of the Committee shall be elected by the Board and shall serve until their successor shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee.

III.	MEETINGS

As part of its job to foster open communication, the Committee must meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its chairman should meet with the independent accountants and management quarterly to review the Company’s financial statements consistent with Section IV.6 below.

IV.	PROCESSES

To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review; General Provisions

1.	Obtain the Board members’ approval of this Charter.

2.	Review and reassess the Charter’s adequacy periodically, but at least annually, as conditions dictate.

3.	Review the Company’s annual audited financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

4.	Review the regular Management Letter to management prepared by the independent accountants and management’s response.

5.	Review and approve in advance any proposed related party transactions.

6.	Review the interim financial statements with financial management and the independent accountants prior to the filing of the Company’s Form 10-Q. The chairman of the Committee may represent the entire Committee for purposes of this review. These meetings should include a discussion of the independent accountants’ judgment of the quality of the Company’s accounting and any uncorrected misstatements as a result of the quarterly review by the independent accountants.

7.	Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board meeting at which those recommendations are present.

8.	(a) Review with management the Company’s earnings press releases, including any GAAP and non-GAAP information, as well as financial information and earnings expectations provided to analysts and rating agencies.

(b) Periodically review with management the Company’s investor relations and corporate communications strategies, policies and activities, including public announcements by or about the Company and its business, accounting and financial practices.

9.	Review, approve and monitor the Company’s code of ethics applicable to its senior financial management and oversee the Company’s Compliance Program and Employee Hotline, to the extent any reports or activities relate to fraud, finance, legal or SOX compliance issues or other authorities already granted to the Audit Committee, and to periodically report to the Board on its activities in these regards.

10.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

11.	Establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Independent Accountants

12.	Appoint, compensate and oversee the work of the independent accountants (including resolving disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

13.	Pre-approve audit and non-audit services provided to the Company by the independent accountants (or subsequently approve audit and non-audit services in those circumstances where a subsequent approval is necessary and permissible); provided, however, that Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, including but not limited to pursuant to Section VI below, and provided further that (i) the policies and procedures are detailed as to the particular service, (ii) the Committee is informed no later than at its next meeting of each such audit and non-audit service provided by the independent auditor, and (iii) such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management.

14.	The Committee shall have the sole authority to approve the hiring and firing of the independent accountants, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent accountants.

15.	Review and provide guidance with respect to the external audit and the Company’s relationship with its independent accountants by (i) reviewing the independent accountants’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent accountants regarding relationships and services with the Company consistent with Independence Standards Board Standard 1, which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent accountants’ peer review conducted every three years; (iv) discussing with the Company’s independent accountants the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; (v) confirming with the independent auditor that the independent auditor is in compliance with the audit partner rotation requirements established by the SEC and (vi) reviewing reports submitted to the Committee by the independent accountants in accordance with the applicable SEC requirements.

16.	Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside accountants.

17.	Review with the independent accountants their ultimate accountability to the Board and to the Committee.

18.	Review and evaluate the performance of the independent accountants and approve any nomination or proposed discharge of the independent accountants when circumstances warrant.

Financial Reporting Processes

19.	Review on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent accountants to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent accountants relating to such disclosure.

20.	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied to financial reporting.

21.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants or management.

22.	Establish regular and separate systems of reporting to the Committee by both management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

23.	Following completion of the annual audit, review separately with both management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

24.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

25.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

26.	Provide oversight and review the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

27.	Review the performance of the Company’s Disclosure Committee with respect to meeting its obligations pursuant to its Charter.

Proxy Statement and NASD Reporting

28.	State in the annual proxy statement that the Committee has adopted a written charter and include a copy of this charter as an appendix to the proxy statement once every three years.

29.	Review and discuss, and include a report in the annual proxy statement, over the names of all Committee members, stating whether the Committee reviewed and discussed, (i) the audited financial statements with financial management and the independent accountants, (ii) with the independent accountants the matters requiring discussion, including but not limited to those matters required by the Statement of Auditing Standards No. 61, as amended, (iii) receipt of the written disclosures and letter from the independent accountants as required by Independence Standards Board Standard No. 1, and (iv) a recommendation to the Board that the audited financial statements be included in the Form 10-K.

Standing Agenda

30.	Implement such Standing Agenda as the Committee may deem appropriate from time to time, which shall reflect the responsibilities and duties, authorities and obligations of the Committee set forth within this Charter.

Other

31.	Ensure the performance of the Audit Committee is periodically evaluated, either through a self-review process or as part of a board and committee evaluation conducted by the Nominating and Corporate Governance Committee.

32.	Review the breadth, depth and resources of the Company’s financial resources and activities.

33.	Review the Company’s enterprise risk management, including its insurance coverage and risk assessment programs, and review and make recommendations to the full Board regarding the Company’s D&O insurance coverage.

34.	Review with management, including the General Counsel and outside counsel as the Committee deems appropriate, any legal matters that could have a significant impact on the financial statements.

35.	Other matters not specifically enumerated herein but falling within the general mandate of the Audit Committee to assist the Board of Directors in overseeing the Company’s financial, accounting, disclosure and compliance activities, controls, obligations, and procedures.

V.	COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

VI.	DELEGATION OF AUTHORITY

The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting after such pre-approval decision.

VII.	CLARIFICATION OF AUDIT COMMITTEE’S ROLE

The Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

APPENDIX B

CHARTER FOR THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

OF KYPHON INC.

(As amended, April 20, 2005)

PURPOSE:

The purpose of the Compensation Committee established pursuant to this charter is (i) to review and determine all forms of compensation to be provided to the executive officers of Kyphon Inc., a Delaware corporation (the “Company”), including bonus and stock compensation, benefits and loans, excluding the Chief Executive Officer, (ii) to review and recommend to the full Board of Directors the compensation to be provided to the Chief Executive Officer of the Company, (iii) to review and recommend to the full Board of Directors any compensation for our directors, and (iv) to establish and review general policies relating to compensation, benefits, and all bonus and stock compensation to all employees.

The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Company’s Board of Directors from time to time prescribes.

STATEMENT OF PHILOSOPHY:

The policy of the Compensation Committee is to maximize stockholder value over time. The primary goal of the Company’s Compensation Committee and its executive compensation program is therefore to closely align the interests of the executive officers with those of the Company’s stockholders. To achieve this goal the Committee attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company; (ii) motivate individuals to perform at their highest level and reward outstanding achievement; (iii) maintain a significant portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals; and (iv) encourage executives to manage from the perspective of owners with an equity stake in the Company.

MEMBERSHIP:

As determined by the Board of Directors, the Compensation Committee shall consist of a minimum of two (2) directors, each of whom shall be “independent” directors within the meaning of applicable NASDAQ rules, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The members of the Compensation Committee are appointed by and serve at the discretion of the Board of Directors.

In addition, although the Board of Directors may choose, from time to time, to have a non-“independent” director of the Company, within the meaning of the NASDAQ rules, serve on the Compensation Committee, the Compensation Committee shall nevertheless be composed solely of “Outside Directors” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”), as amended, and such members shall be “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”).

Outside Directors. A director is not considered to be an “Outside Director” if he or she is (i) is a current employee of the Company or any other Company in its affiliated group (whether or not the companies file a consolidated return) (collectively, the “Corporation”); (ii) is a former employee of the Corporation receiving compensation during the taxable year for prior services (other than tax-qualified retirement benefits); (iii) is a former officer of the Corporation; (iv) receives remuneration, either directly or indirectly, from the Corporation in any capacity other than as a director. Remuneration is defined herein to include any payment in exchange for goods or services and is considered paid to the director: (i) if paid to the director personally; (ii) if paid to an entity that is at least 50% owned by the director; or (iii) represents more than the lesser of (1) $60,000 or (2) 5% of the entity’s gross income, if paid to the entity at least 50% owned by the director.

Non-Employee Director. A “Non-Employee Director” is a director who (i) is not currently an officer of the Company or its parent or subsidiary and is not otherwise employed by the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or its parent or subsidiaries for services rendered as a consultant in the aggregate per fiscal year that would require disclosure as an “Interested Transaction” pursuant to Item 404(a) of Regulation S-K; (iii) does not possess an interest in any other transaction that would be required to be disclosed as an “Interested Transaction” pursuant to Item 404(a) of Regulation S-K; and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

The Committee shall have the authority, as it deems appropriate, to retain and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors to the Committee as the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee in its sole discretion, for payment of compensation to any such persons retained by the Committee.

RESPONSIBILITIES:

The responsibilities of the Compensation Committee include:

1.	Reviewing and determining the compensation policy for the Company’s executive officers which term shall include, for purposes of this charter, the Company’s President and Chief Executive Officer and all senior management reporting directly to the Chief Executive Officer, and such other officers of the Company as directed by the Board;

2.	Reviewing and determining all forms of compensation (including all “plan” compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, and all non-plan compensation) to be provided to the executive officers of the Company, excluding the Company’s Chief Executive Officer;

3.	Reviewing and making recommendations to the Board of Directors concerning all forms of compensation to be provided to the Company’s Chief Executive Officer;

4.	Reviewing and determining for all Company employees the general performance goals and guidelines, compensation and benefits, and the criteria by which bonuses are determined, including all stock option grants;

5.	Reviewing and making recommendations to the Board of Directors regarding the compensation policy for directors of the Company;

6.	Acting as Administrator (as defined under each plan) and administering, within the authority delegated by the Board of Directors, the 2002 Stock Plan, the 2002 Employee Stock Purchase Plan, the 2002 Director Option Plan and the 1996 Stock Plan. In its administration of the plans, the Compensation Committee may, pursuant to authority delegated by the Board of Directors (i) grant stock options or stock purchase rights to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) in compliance with Rule 16b-3 promulgated thereunder, so long as the Compensation Committee is comprised entirely of “disinterested persons,” as such term is defined in Rule 16b-3(c)(2)(i) promulgated under the Exchange Act), and (ii) amend such stock options or stock purchase rights. The Compensation Committee shall also make recommendations to the Board of Directors with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder;

7.	Reviewing and making recommendations to the Board of Directors regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of and consultants to the Company;

8.	Preparing a report (to be included in the Company’s proxy statement) which describes: (a) the criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based; (b) the relationship of such compensation to the Company’s performance; and (c) the Compensation Committee’s executive compensation policies applicable to executive officers;

9.	Authorizing the repurchase of shares from terminated employees pursuant to applicable law;

10.	Overseeing the Company’s Talent Review and Succession Planning activities and reporting to the Board as the Committee deems necessary;

11.	Overseeing the Company’s Compliance Program and Employee Hotline, to the extent any reports or activities relate to compensation or HR issues or other authorities already granted to the Compensation Committee, and periodically reporting to the Board as the Committee deems necessary; and

12.	Reviewing the Company’s diversity and affirmative action policies and activities, including any potential or active legal actions against the Company.

13.	Review this Charter annually and recommend any proposed changes to the Board for adoption.

MEETINGS:

The Compensation Committee will meet as frequently as needed each year to fulfill its responsibilities. The Compensation Committee may establish its own schedule, which it will provide to the Board of Directors in advance. At a minimum of one of such meetings annually, the Compensation Committee will consider stock plans, performance goals and incentive awards and the overall coverage and composition of the compensation package. Notwithstanding any other provisions of this Charter, the Chief Executive Officer may not be present during voting or deliberations by the Compensation Committee concerning his or her compensation.

MINUTES:

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

The Compensation Committee will provide written reports to the Board of Directors of the Company regarding recommendations of the Compensation Committee submitted to the Board of Directors for action and copies of the written minutes of its meetings.

APPENDIX C

CHARTER FOR THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

OF KYPHON INC.

(As amended, April 20, 2005)

I. PURPOSE:

The purpose of the Nominating and Corporate Governance Committee of the Board of Directors of Kyphon Inc. is to assist the Board in ensuring that it is properly constituted and conducts itself appropriately in carrying out its duties and meeting its fiduciary obligations, and that the Company has, and follows, appropriate governance standards.

II. COMMITTEE MEMBERSHIP AND ORGANIZATION:

2.1	The Nominating and Governance Committee shall comprise no fewer than three (3) members.

2.2	The members of the Committee shall meet the independence requirements of Nasdaq and applicable federal securities laws and rules and regulations of the SEC, as may be amended from time to time.

2.3	Committee members shall be appointed by the Board and shall serve until their successors are duly qualified and appointed. The Committee’s chairperson shall be designated by the full Board or, if not, the Committee members shall elect a Chairman by vote of a majority of the full Committee.

III. STRUCTURE AND MEETINGS:

3.1	The Committee chairperson will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting.

3.2	The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

3.3	The Committee will meet as frequently as needed each year to fulfill its responsibilities.

3.4	The Committee may act through Unanimous Written Consent.

IV. COMMITTEE AUTHORITY:

The Committee shall have the authority to conduct the following activities, as it deems appropriate, from time to time. In exercising its authority, the Committee shall have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors.

A.	Responsibilities Regarding Board Composition

In accordance with the “Procedures for Identification and Evaluation of Nominees” set forth below, the Committee may:

4.1	Identify, evaluate and recommend to the Board qualified nominees (i) for election to the Board at the annual meetings of stockholders or (ii) to fill Board vacancies that may occur between such meetings.

4.2	Retain, reasonably compensate and terminate any search firm for performing director candidate searches; take into account, as deemed appropriate, candidate recommendations from other directors, management and/or stockholders.

4.3	Evaluate and, if appropriate, recommend stockholder nominees for election to the Board.

4.4	Consider the performance of incumbent members of the Board in determining whether to recommend that they be nominated for reelection.

4.5	Evaluate and make recommendations to the Board concerning the appointment of directors to Board Committees and the selection of Board Committee chairs.

4.6	Evaluate and recommend termination of Board or Committee membership of individual directors in accordance with the Company’s and Board’s governance principles, for cause or for other appropriate reasons.

B.	Responsibilities Regarding Corporate Governance

4.7	Monitor the independence of the Board and its Committees.

4.8	Review the Company’s corporate governance principles and recommend changes to the Board as deemed necessary.

4.9	Generally advise the Board on relevant emerging corporate governance matters for incorporation into the Company’s policies and procedures.

4.10	Oversee any necessary orientation of new directors; evaluate and, as appropriate, recommend continuing education for new and/or incumbent directors.

4.11	Oversee a Board and Committee performance evaluation process, which may include surveying director observations, suggestions and preferences, as deemed appropriate.

4.12	Periodically review the Company’s contributions to or for political causes or to or on behalf of political entities, such as PACs.

4.13	Periodically review the status of the Company’s communications and relations with state and federal governments, governmental agencies and their agents and representatives.

4.14	Oversee the Company’s compliance activities, including those activities related to its Code of Business Conduct & Ethics not otherwise delegated to either the Audit Committee or the Compensation Committee and the Company’s other policies, including the Insider Trading Policy and the Expense Reimbursement Policy, and conduct an annual review of the Compliance Program, Compliance Committee and Compliance Officer.

C.	Other Committee Functions & Administration

4.15	Review this Charter annually and recommend any proposed changes to the Board for adoption.

4.16	Form and delegate authority to subcommittees as deemed necessary or appropriate.

4.17	Perform such other functions and exercise such other powers as authorized from time to time by the Board or as may be deemed necessary or convenient by the Committee in the efficient discharge of the foregoing Duties.

V. PROCEDURES FOR IDENTIFICATION AND EVALUATION OF NOMINEES

The Committee’s criteria and process for identifying and evaluating the candidates that it selects, or recommends to the full Board for selection, as director nominees, are as follows:

5.1	The Committee shall review the qualifications of any candidates who have been properly brought to the Committee’s attention. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper.

5.2	The Committee shall consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the Committee has not established specific minimum qualifications for Director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness, and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

5.3	Candidates properly recommended or nominated by stockholders will be evaluated by the Committee using the same criteria as other candidates.

5.4	After such review and consideration, the Committee selects, or recommends that the Board select, one or more director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KYPHON INC.

2005 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Kyphon Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of 2005 Annual Meeting of Stockholders and Proxy Statement each dated May 5, 2005 and hereby appoints Arthur T. Taylor, each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2005 Annual Meeting of Stockholders of Kyphon Inc. to be held on June 16, 2005 at 2:00 p.m. PDT at Kyphon’s offices located at 1221 Crossman Avenue, Sunnyvale, California 94089, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

SEE REVERSE SIDE

DETACH PROXY CARD HERE

1. Election of Directors

FOR all nominees listed below

(except as marked to the contrary below)

WITHHOLD AUTHORITY to vote for all nominees below

Please mark your votes as indicated

CLASS III NOMINEES: James T. Treace

Elizabeth H. Weatherman Louis J. Lavigne, Jr.

THE STOCKHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE BY STRIKING A LINE THROUGH THE NOMINEE’S NAME ABOVE

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of Kyphon Inc. for the fiscal year ending December 31, 2005.

FOR

AGAINST

ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS III DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS THAT ARE PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

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THIS SPACE MUST BE LEFT BLANK

Dated: , 2005

SIGNATURE(S)

SIGNATURE(S)

Note: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

If shares are held by joint tenants or as community property, both should sign.

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You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope